UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2013

REPUBLIC FIRST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 South 16th Street, Suite 2400, Philadelphia, PA 19102 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (215)-735-4422

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of the shareholders of Republic First Bancorp, Inc. (the “Company”) at the Company’s 2013 Annual Meeting of Shareholders held on April 30, 2013.

Proposal 1 – Election of Directors

Each of the following two director nominees was elected as a Class III director to serve for a three-year term until the 2016 Annual Meeting of Shareholders and until his successor has been elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Theodore J. Flocco, Jr.	15,856,065	1,231,024	6,596,390
Barry L. Spevak	15,849,416	1,237,673	6,596,390

Proposal 2 – Advisory Approval of Executive Compensation (“Say-on-Pay”)

The Company’s executive compensation, as described in the proxy statement, was approved on an advisory basis.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
15,622,519	1,332,092	122,479	6,606,389

Proposal 3 – Advisory Recommendation on the Frequency of Say-on-Pay Votes

Every year was selected, on an advisory basis, as the preferred frequency of say-on-pay votes by the greatest number of votes.

Votes For Every 1 Year	Votes For Every 2 Years	Votes For Every 3 Years	Votes Abstained	Broker Non-Votes
9,900,293	676,352	6,447,041	63,403	6,596,390

Disclosure regarding the Company’s decision, in light of the shareholders’ advisory recommendation, as to how frequently it will hold future say-on-pay votes will be filed by amendment to this Form 8-K.

Proposal 4 – Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
23,235,491	228,614	219,374	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Date: May 3, 2013	By:	/s/ Frank A. Cavallaro
Frank A. Cavallaro
Executive Vice President and
Chief Financial Officer